                           OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             THE CHERRY CORPORATION
                                       AT
                              $26.40 NET PER SHARE
                                       BY
                             CABO ACQUISITION CORP.

--------------------------------------------------------------------------------

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
   CITY TIME, ON THURSDAY, JULY 13, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated June 15, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by CABO Acquisition Corp., a Delaware corporation ("Purchaser"), to purchase any and all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of The Cherry Corporation, a Delaware corporation (the "Company"), not owned by the Cherry Family Members (as defined below), at a price of $26.40 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of June 5, 2000 (the "Merger Agreement"), between Purchaser and the Company. Purchaser was formed by Peter B. Cherry and certain affiliates of Peter B. Cherry (the "Cherry Family Members"). Mr. Cherry is the President and Chairman of the Company, and the Cherry Family Members own about 53% of the outstanding Shares. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Please note the following:

        1. The tender price is $26.40 per Share, net to the seller in cash, without interest.

        2. The Offer is being made for any and all of the outstanding Shares, other than Shares held by the Cherry Family Members, subject to the conditions set forth in the Offer to Purchase. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares that represents more than 67% of the then outstanding Shares (when taken together with Shares beneficially owned by Purchaser and the Cherry Family Members),
    (ii) the absence of a material adverse effect with respect to the Company,
    (iii) the Company not breaching or failing to comply in any material respect with any of its material obligations contained in the Merger Agreement and
    (iv) the Company's representations and warranties contained in the Merger Agreement being true in all material respects. The Offer is also subject to the other terms and conditions set forth in the Offer to Purchase.

        3. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required taxpayer identification information is provided. See "Important Tax Information" of the Letter of Transmittal.

        4. The Board of Directors of the Company (the "Board") by a unanimous vote of all directors present at a meeting on June 4, 2000, based on, among other things, the recommendation of a special committee comprised of independent directors, (i) determined that the Merger (as defined in the Offer to Purchase) is advisable and that the terms of the Offer and the Merger, the Merger Agreement and the consummation of the transactions contemplated thereby are fair to, and in the best interests of, the Company and its stockholders (other than Purchaser and the Cherry Family Members),
    (ii) approved the Offer and the Merger and approved the Merger

    Agreement, and (iii) recommended that the stockholders of the Company accept the Offer and, if required by law, approve the Merger and approve and adopt the Merger Agreement.

        5. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by Harris Trust and Savings Bank (the "Depositary") of
    (a) certificates for Shares pursuant to the procedures set forth under "THE TENDER OFFER--Procedures for Tendering Shares" of the Offer to Purchase or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations are actually received by the Depositary.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JULY 13, 2000, UNLESS THE OFFER IS EXTENDED.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. An envelope to return your instruction to us is enclosed. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

    In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by Banc of America Securities LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             THE CHERRY CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 15, 2000, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by CABO Acquisition Corp., a Delaware corporation ("Purchaser"), to purchase any and all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of The Cherry Corporation, a Delaware corporation (the "Company"), at a price of $26.40 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger dated as of June 5, 2000, between Purchaser and the Company. The Purchaser was formed by Peter B. Cherry and certain affiliates of Peter B. Cherry (the "Cherry Family Members"). Mr. Cherry is the President and Chairman of the Company and the Cherry Family Members own about 53% of the outstanding Shares.

    This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:*
                                 ---------------       ------------------------------------------------
                                                                          Signature

Account Number:
                 -------------------------------       ------------------------------------------------
                                                                          Print Name

Date:
      ------------------------------------------       ------------------------------------------------
                                                                        Print Address

                                                       ------------------------------------------------
                                                                   Area Code and Telephone

                                                       ------------------------------------------------
                                                                        Taxpayer I.D.

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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.